UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2131580 (I.R.S. Employer Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri	63368
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒
Securities Act registration statement file number to which this form relates:                      (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Common Stock, $0.001 par value per share, of Synergetics USA, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Comparison of Rights of Holders and Corporate Governance Matters” in the prospectus included in the Registrant’s Registration Statement on Form S-4, No. 333-125521, filed with the Securities and Exchange Commission on June 3, 2005, as amended from time to time, and is incorporated herein by reference.
Item 2. Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Registrant. (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 27, 2005 and incorporated herein by reference.)

3.2	Amended and Restated Bylaws of the Registrant. (Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on September 27, 2005 and incorporated herein by reference.)

4.1	Form of common stock certificate of the Registrant. (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 27, 2005 and incorporated herein by reference.)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: November 3, 2005

SYNERGETICS USA, INC. (Registrant)
By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary